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                                                                   Exhibit 10.24

                           [AMERICAN HEALTHWAYS LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT is made and entered into this ___ day of _________, _____, by and between AMERICAN HEALTHWAYS, INC., a Delaware corporation (the "Corporation") including its subsidiary corporations, and
<<FIRST_NAME>> <<LAST_NAME>> (the "Director").

      WHEREAS, the Corporation desires to afford the Director an opportunity to purchase shares of Common Stock, $.001 par value per share ("Common Stock") of the Corporation, in accordance with the provisions of the American Healthways, Inc. 1996 Stock Incentive Plan, as amended (the "Plan").

      NOW, THEREFORE, In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. Corporation hereby grants to Director the option (the "Option"), exercisable in whole or in part to purchase <<TOTALSHARES>> shares of the Corporation's Common Stock, for a price of <<AMOUNTPERSHARE_>> per share.

      2. OPTION PLAN. This Option is granted as a non-qualified stock option under the Plan, and is not intended to qualify as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This means that, at the time Director exercises all or any portion of this Option, Director will have taxable income equal to any positive difference between the market value of the Common Stock at the date of the exercise and the option exercise price paid for the Common Stock under this Option as shown in Section 1 of this Agreement.

      This Option is subject to the terms and conditions set forth in the Plan. In the event any of the provisions in this Agreement conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

      3. TIMING OF EXERCISE. Director may exercise this Option with respect to the percentage of shares set forth below from and after the dates specified below, provided that Director is still serving as a director of the Corporation on such date except as set forth in Section 6 hereof:

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
PERCENTAGE VESTED               DATE OF VESTING                CUMULATIVE OPTIONS EXERCISABLE
     33 1/3%                    <<MoDayYrPlus1>>                   <<QuarterTotalshares>>
     66 2/3%                    <<MoDayYrPlus2>>                     <<HalfTotalShares>>
      100%                      <<MoDayYrPlus3>>                <<ThreeQuartersTotalShares>>

This Option will expire ten (10) years from the date of grant of this Option.

      4. MANNER OF EXERCISE. This Option shall be exercised by the Director (or other party entitled to exercise the Option under Section 5 of this Agreement) by delivering written notice to the Corporation stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash and shall be calculated as the number of shares to be purchased times the option exercise price per share as shown in Section 1 of this Agreement. Payment in currency or by certified check, cashier's check or postal money order shall be considered payment in cash. The Corporation shall have the right to require the Director to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares.

      5. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by the Director without the prior written consent of the Board of Directors otherwise than (i) transfers by the Director to a member of the Director's Immediate Family or a trust for the benefit of Director or a member of such Director's Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. The terms of this Option shall be binding on the executors, administrators, heirs and successors of the Director.

      6. TERMINATION OR EXPIRATION OF DIRECTOR'S POSITION ON THE BOARD OF DIRECTORS.

            (a) TERMINATION OR RESIGNATION FROM BOARD FOLLOWING TWO TERMS AS A DIRECTOR. If the Director shall cease to serve as a director of the Corporation for any reason other than involuntary termination by the Corporation for Cause and if the Director has served at least two full terms as a director of the Corporation, the shares subject to the Option granted hereunder not previously exercisable and vested shall become fully exercisable and vested upon the date of such termination or cessation and this Option may be exercised for a period of one year from the date of such termination or cessation or until the expiration of the stated term of the Option, whichever period is shorter (the "Exercise Period"); provided, however, that if the Director dies within the Exercise Period, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

            (b) TERMINATION BY REASON OF RETIREMENT OR DISABILITY. If the Director shall cease to be a director of the Corporation by reason of retirement or Disability (as that term

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is defined under the Corporation's long-term disability insurance policy) before the Director serves two full terms as a director of the Corporation, this Option may thereafter be exercised by the Director, to the extent it was exercisable at the time of such cessation, for a period of one year from the date of such cessation or until the expiration of the stated term of the Option, whichever period is shorter; provided, however, that if the Director dies within such one-year period, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

            (c) TERMINATION BY DEATH. If the Director shall cease to be a director of the Corporation by reason of death, the shares subject to the Option granted hereunder not previously exercisable and vested shall become fully exercisable and vested and may thereafter be exercised, by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of three years from the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter.

            (d) TERMINATION FOR ANY OTHER REASON OTHER THAN CAUSE. If the Director shall cease to be a director of the Corporation for any reason other retirement, death or Disability before the Director serves two full terms as a director of the Corporation, this Option shall thereupon terminate, except that this Option may be exercised by the Director, to the extent otherwise then exercisable on the date of such cessation, if the Director's position as a director was involuntarily terminated by the Corporation without Cause, for a period of three months from the date of such cessation or the expiration of the Option's term, whichever period is the shorter.

            (e) TERMINATION FOR CAUSE. If the Corporation terminates the Director's position as a director for Cause, this Option shall immediately terminate.

      7. RESTRICTIONS ON PURCHASE AND SALE OF SHARES. The Corporation shall be obligated to sell or issue shares pursuant to the exercise of this Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended ("the 1933 Act"). In the event that the shares are not registered under the 1933 Act, the Director hereby agrees that, as a further condition to the exercise of this Option, the Director (or his successor under Section 5 of this Agreement), if the Corporation so requests, will execute an agreement in form satisfactory to the Corporation in which the Director represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Director further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

      8. ADJUSTMENT. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Corporation subject to this Option and the price per share of such shares may be adjusted by the Corporation as may be determined by the Board of Directors pursuant to the Plan.

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      9. CHANGE IN CONTROL. Upon a Change in Control, and if and to the
extent so determined by the Board of Directors upon a Potential Change in Control, the shares subject to the Option granted hereunder not previously exercisable and vested shall become fully exercisable and vested.

      10. NO RIGHTS UNTIL EXERCISE. The Director shall have no rights hereunder as a stockholder with respect to any shares subject to this Option until the date of the issuance of a stock certificate to him or her for such shares upon due exercise of this Option.

      11. AMENDMENT. The Board of Directors may amend the terms of this Option, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Director hereunder without the Director's consent.

      12. NOTICES. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

      To the Corporation:

                                                 American Healthways, Inc.
                                                 3841 Green Hills Village Drive
                                                 Nashville, Tennessee 37215

      To the Director:                           _______________________________
      (Director name and address)                _______________________________
                                                 _______________________________

      13. SEVERABILITY. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the award of the Option, or would disqualify the Plan or the Option under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and Option shall remain in full force and effect.

      14. GOVERNING LAW. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

      15. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this

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Agreement shall be determined by the Board of Directors. Any determination made hereunder shall be final, binding and conclusive on the Director and the Corporation for all purposes.

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      IN WITNESS WHEREOF, the parties have caused the Stock Option Agreement to be duly executed as of the day and year first above written.

                                                AMERICAN HEALTHWAYS, INC.:


                                                ________________________________
                                                Name: Ben R. Leedle, Jr.
                                                Title: Chairman & CEO

                                                DIRECTOR:

                                                ________________________________

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